EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2009, in Amendment No. 1 to the Registration Statement (Form S-3 333-163811) and related Prospectus of U.S. Auto Parts Network, Inc. for the registration of 2,500,000 shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

January 7, 2010